UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
                            ________________________

       _____ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                          PURSUANT TO SECTION 305(b)(2)

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

A U.S. NATIONAL BANKING ASSOCIATION                       41-1592157
(Jurisdiction of incorporation or                         (I.R.S. Employer
organization if not a U.S. national                       Identification No.)
bank)

SIXTH STREET AND MARQUETTE AVENUE
Minneapolis, Minnesota                                    55479
(Address of principal executive offices)                  (Zip code)

                       Stanley S. Stroup, General Counsel
                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
                        Sixth Street and Marquette Avenue
                          Minneapolis, Minnesota 55479
                                 (612) 667-1234
                               (Agent for Service)
                            ________________________

                    IRWIN WHOLE LOAN HOME EQUITY TRUST 2003-B
        (trust to be formed by registrant for each series of Home Equity
                               Loan-Backed Notes)
               (Exact name of obligor as specified in its charter)

DELAWARE                                               NOT YET RECEIVED
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                         Identification No.)

C/O WILMINGTON TRUST
RODNEY SQUARE NORTH
1100 NORTH MARKET STREET
WILMINGTON, DE                                         19890-0001
(Address of principal executive offices)               (Zip code)

                            ________________________
                    IRWIN WHOLE LOAN HOME EQUITY TRUST 2003-B
                  HOME EQUITY LOAN-BACKED NOTES, SERIES 2003-B
                       (Title of the indenture securities)

Item 1. GENERAL INFORMATION. Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

               Comptroller of the Currency
               Treasury Department
               Washington, D.C.

               Federal Deposit Insurance Corporation
               Washington, D.C.

               The Board of Governors of the Federal Reserve System Washington, D.C.

          (b)  Whether it is authorized to exercise corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the trustee, describe each such affiliation.

          None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  FOREIGN TRUSTEE.  Not applicable.

Item 16.  LIST OF EXHIBITS. List below all exhibits filed as a part of this
                            Statement of Eligibility. Trustee incorporates by reference into this Form T-I the exhibits attached hereto.

     Exhibit 1.     a.   A copy of the Articles of Association of the trustee
                         now in effect.*

     Exhibit 2.     a.   A copy of the certificate of authority of the trustee
                         to commence business issued June 28, 1872, by the Comptroller of the Currency to The Northwestern
                         National Bank of Minneapolis.*

                    b. A copy of the certificate of the Comptroller of the Currency dated January 2, 1934, approving the consolidation of The Northwestern National Bank of Minneapolis and The Minnesota Loan and Trust Company of Minneapolis, with the surviving entity being titled Northwestern National Bank and Trust Company of Minneapolis.*

                    c. A copy of the certificate of the Acting Comptroller of the Currency dated January 12, 1943, as to change of corporate title of Northwestern National Bank and Trust Company of Minneapolis to Northwestern National Bank of Minneapolis.*

                    d. A copy of the letter dated May 12, 1983 from the Regional Counsel, Comptroller of the Currency, acknowledging receipt of notice of name change effective May 1, 1983 from Northwestern National Bank of Minneapolis to Norwest Bank Minneapolis, National Association.*

                    e. A copy of the letter dated January 4, 1988 from the Administrator of National Banks for the Comptroller of the Currency certifying approval of consolidation and merger effective January 1, 1988 of Norwest Bank Minneapolis, National Association with various other banks under the title of "Norwest Bank Minnesota, National Association."*

                    f. A copy of the letter dated July 10, 2000 from the Administrator of National Banks for the Comptroller of the Currency certifying approval of consolidation of Norwest Bank Minnesota South, National Association with Norwest Bank Minnesota, National Association, effective July 8, 2000, with the resulting title of Wells Fargo Bank Minnesota, National Association.*

     Exhibit 3. A copy of the authorization of the trustee to exercise corporate trust powers issued January 2, 1934, by the Federal Reserve Board.*

     Exhibit 4.     Copy of By-laws of the trustee as now in effect.*

     Exhibit 5.     Not applicable.

     Exhibit 6. The consent of the trustee required by Section 321(b) of the Act.

     Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority. **

     Exhibit 8.     Not applicable.

     Exhibit 9.     Not applicable.




     * Incorporated by reference to Exhibit 25 filed with registration statement (number 33-66026) of trustee's parent, Wells Fargo & Company.

     ** Incorporated by reference to Exhibit 25 filed with registration statement (number 333-43005) of trustee's parent, Wells Fargo & Company.


                                    SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank Minnesota, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Minneapolis and State of Minnesota on the 10th day of March, 2003.


                                       WELLS FARGO BANK MINNESOTA,
                                          NATIONAL ASSOCIATION


                                       By:  /s/ LEIGH TAYLOR
                                            -----------------------------------
                                            Name: Leigh Taylor
                                            Title: Assistant Vice President

                                   EXHIBIT 6

Date:     March 10, 2003

Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

     In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                   Very truly yours,


                                   WELLS FARGO BANK MINNESOTA,
                                     NATIONAL ASSOCIATION


                                   By:  /s/ LEIGH TAYLOR
                                        -----------------------------------
                                        Name: Leigh Taylor
                                        Title: Assistant Vice President